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                                                                    EXHIBIT 10.2

                          FORM OF NONCOMPETITION AGREEMENT

         This NONCOMPETITION AGREEMENT ("Agreement") is entered into as of ___________ __, 2003 by and among Washington Federal, Inc. (the "Company"), Washington Federal Savings and Loan Association (the "Association"), United Savings and Loan Bank (the "Bank") and ______________ (the "Director").

RECITALS

         WHEREAS, Director has been employed by the Bank;

         WHEREAS, pursuant to the terms of an Agreement and Plan of Merger, dated as of May 19, 2003, by and among the Company, the Association and the Bank (the "Merger Agreement"), the Company has agreed to acquire the Bank and to merge it with and into the Association, and the Merger Agreement includes a condition to closing that the Director enter into this Agreement;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants of the parties contained herein, the parties hereto, intending to be legally bound, agree as follows:

                  1. ENTIRE AGREEMENT. This Agreement supersedes in all respects all prior and contemporaneous agreements, contracts, representations, understandings, promises and arrangements, whether written or oral, between the parties with respect to the subject matter provided hereby. No amendment, modification, or waiver of this Agreement shall be valid or binding unless it is in writing and signed by the party against which or whom enforcement of any waiver, amendment, change, modification, extension, or discharge is sought. Moreover, no valid waiver of any provision of this Agreement at any time shall be deemed a waiver of such provision at any other time, nor of any other provision of this Agreement at such time or any other time.

                  2. DEFINITIONS. The following words and terms shall have the meanings set forth below for the purposes of this Agreement:

                  (a) AFFILIATE. Affiliate of any person or entity means any stockholder or person or entity controlling, controlled by or under common control with such person or entity, or any director, officer or key executive of such entity or any of their respective relatives. For purposes of this definition, "control," when used with respect to any person or entity, means the power to direct the management and policies of such person or entity, directly or indirectly, whether through ownership of voting securities, by contracting or otherwise; and the terms "controlling" and "controlled" have meanings that correspond to the foregoing.

                  (b) EFFECTIVE TIME. "Effective Time" shall have the meaning set forth in the Merger Agreement.

                  (c) COMPETING BUSINESS. "Competing Business" shall mean any business, enterprise or other entity that as one of its businesses or activities, is engaged in the business of

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banking (including, without limitation, the acceptance of deposits and the making of loans) or a permitted non-banking activity in which the Bank is directly or indirectly engaged within the counties of King and Pierce in the State of Washington.

                  (d) CONFIDENTIAL AND PROPRIETARY INFORMATION. "Confidential and Proprietary Information" shall mean any and all (i) confidential or proprietary information or material not in the public domain about or relating to the business, operations, assets or financial condition of the Bank or any Affiliate of the Bank or any of the Banks' or any such Affiliate's trade secrets; and (ii) information, documentation or material not in the public domain by virtue of any action by or on the part of the Director, the knowledge of which gives or may give the Bank or any Affiliate of the Bank an advantage over any person not possessing such information. For purposes hereof, the term "Confidential and Proprietary Information" shall not include any information or material (i) that is known to the general public other than due to a breach of this Agreement by the Director or (ii) was disclosed to the Director by a person who the Director did not reasonably believe was bound to a confidentiality or similar agreement with the Bank or any Affiliate.

                  3. TERMINATION OF SERVICE AS A DIRECTOR. Director's service as a director of the Bank shall terminate effective as of the Effective Time.

                  4. RESTRICTIONS RESPECTING COMPETING BUSINESSES, CONFIDENTIAL INFORMATION, ETC.

                  (a) The Director acknowledges and agrees that by virtue of the Director's position and involvement with the business and affairs of the Bank, the Director has developed substantial expertise and knowledge with respect to all aspects of the Bank's business, affairs and operations and has had access to all significant aspects of the business and operations of the Bank and to Confidential and Proprietary Information.

                  (b) The Director hereby covenants and agrees that, until _________ __, 2006 (the date which is the third anniversary of the Effective
Time), unless otherwise authorized by the Company or the Association in writing, the Director shall not, directly or indirectly, under any circumstance: (i) disclose to any other person or entity any Confidential and Proprietary Information, other than pursuant to applicable law, regulation or subpoena or with the prior written consent of the Company or the Association; (ii) act or fail to act so as to impair the confidential or proprietary nature of any Confidential and Proprietary Information; (iii) use any Confidential and Proprietary Information; or (iv) offer or agree to, or cause or assist in the inception or continuation of, any such disclosure, impairment or use of any Confidential and Proprietary Information. The Director hereby agrees and confirms that Director has returned all documents, records and other items containing any Confidential and Proprietary Information to the Bank (regardless of the medium in which maintained or stored).

                  (c) The Director covenants and agrees that until _________ __, 2006, the Director will not, directly or indirectly, manage, operate, or control, any Competing Business. The Director further covenants and agrees that, until _______ __, 2006, the Director shall not, directly or indirectly, induce or influence any customer or other person that had a business relationship with the Bank, or any Affiliate of the Bank, to discontinue or reduce the extent of

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such relationship with the Association, as successor to the Bank. For purposes of this Agreement, the Director shall be deemed directly or indirectly to be managing, operating or controlling a Competing Business if he is engaged or interested in that business as a stockholder, director, officer, or executive, agent, partner, individual proprietor, consultant, advisor or otherwise, but not if the Director's interest is limited solely to the ownership of not more than 5% of the securities of any class of equity securities of a corporation or other person whose shares are listed or admitted to trade on a national securities exchange or are quoted on Nasdaq or a similar means if Nasdaq is no longer providing such information.

                  (d) The Director covenants and agrees that until _________ __, 2006, the Director shall not, directly or indirectly, solicit to employ for himself or others any employee of the Bank or any Affiliate of the Bank as of the date of the cessation of the Director's service as a director with the Bank, or to solicit any such employee to leave the employment of the Association, as successor to the Bank, or join the employee of another, then or at a later time.

                  (e) It is the intention of the parties hereto that the foregoing covenants be fully enforceable in accordance with their terms and the provisions hereof shall be interpreted so as to be enforceable to the maximum extent permitted by applicable law, and limited or reduced solely as necessary to comply with applicable law. To the extent that any obligation to refrain from competing within an area for a period of time as provided herein is held invalid or unenforceable, it shall, to the extent (and only to the extent) that it is invalid or unenforceable, be deemed void ab initio. The remaining obligations imposed by the provisions hereof shall be enforceable as if such invalid or unenforceable provisions had not been included herein and shall be construed, to the extent possible, such that the purpose of the foregoing covenants, as intended by the parties hereto, can be achieved in a lawful manner.

                  (f) The parties agree that nothing in this Agreement shall be construed to limit or negate the common law of torts, confidentiality, trade secrets, fiduciary duty and obligations where such laws provide the Company or the Association with any broader, further or other remedy or protection than those provided herein.

                  (g)      Because the breach of any of the provisions of this
Section 4 will result in immediate and irreparable injury to the Company or the Association for which the Company or the Association will not have an adequate remedy at law, the Company or the Association shall be entitled, in addition to all other rights and remedies, to seek a degree of specific performance of the restrictive covenants contained in this Section 4 and to a temporary and permanent injunction enjoining such breach, without posting bond or furnishing similar security.

                  5. CONSIDERATION. This Agreement is being entered into by the Director as a condition to closing of the transactions contemplated by the Merger Agreement and other good and valuable consideration, the sufficiency of which is hereby acknowledged.

                  6. ASSIGNMENT; BINDING AGREEMENT. This Agreement and the rights and obligations hereunder shall not be assignable by any party without the written consent of the other party, other than an assignment from the Company or the Association to any subsidiary, or an assignment by the Company, by operation of law or otherwise, in connection with any merger or consolidation of the Company with or into another entity. The rights and obligations of each

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party under this Agreement shall be binding upon, and shall inure to the benefit of, the successors and permitted assigns of such party.

                  7. SEVERABILITY. The provisions of this Agreement shall be deemed severable, and the invalidity or enforceability of any or more of these provisions shall not affect the validity or enforceability of the other provisions.

                  8. APPLICABLE LAW. This Agreement shall, at all times and in all respects, be governed by, construed and interpreted in accordance with the laws of the State of Washington, without regard to its conflicts of law rules.

                  9. COUNTERPARTS. This Agreement may be executed in two or more counterparts, all of which together shall constitute one instrument.

         The parties hereto understand and agree that the terms of this agreement shall be kept confidential. The parties hereby agree that, except as required by law or in the normal course of business and as set forth herein, neither this Agreement nor the terms thereof shall be published, communicated or disclosed to others. Director may communicate the terms of this Agreement to his financial and/or tax advisors. It is the responsibility of each party hereto to make sure that the person or persons to which such party discloses any of the terms of this Agreement keep such terms confidential.

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         IN WITNESS WHEREOF, the parties hereto have entered into this Agreement as of the date first written above.

                                     WASHINGTON FEDERAL, INC.

                                    By:    __________________________________
                                    Name:  Roy M. Whitehead
                                    Title: President and Chief Executive Officer

                                    WASHINGTON FEDERAL SAVINGS AND
                                    LOAN ASSOCIATION

                                    By:    __________________________________
                                    Name:  Roy M. Whitehead
                                    Title: President and Chief Executive Officer

                                    UNITED SAVINGS AND LOAN BANK

                                    By:    __________________________________
                                    Name:  Derek Chinn
                                    Title: President and Chief Executive Officer

                                    DIRECTOR

                                    By:    __________________________________

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